EXHIBIT 99.1

News Release

Contact:
Joy Global Inc. James M. Sullivan
Executive Vice President and
Chief Financial Officer
+1 414-319-8509

JOY GLOBAL INC. ANNOUNCES DEPARTURE OF CHIEF OPERATING OFFICER

Milwaukee, WI – August 21, 2015 - Joy Global Inc. (NYSE: JOY) announced today that Randal W. Baker, the Company’s Executive Vice President and Chief Operating Officer, will leave the Company effective September 4, 2015 to pursue other opportunities. Mr. Baker previously served as President of Joy Global Surface Mining Inc. from November 2009 until his appointment as Chief Operating Officer in December 2013.

“We are appreciative of Randy’s contributions to Joy Global over his nearly six years of service with us and we wish Randy the best in his future endeavors,” said Ted Doheny, the Company’s President and Chief Executive Officer.

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Joy Global Inc. is a worldwide leader in mining equipment and services for surface and underground mining.

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